UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Hulfish Street, Suite 280, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Current Report on Form 8-K updates Part II, Items 6, 7 and 8 of CB Richard Ellis Realty Trust’s (the “Company”) Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2007. The Company is electing to re-classify and update the presentation of its Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and its Financial Statements and Supplementary Data as of and for the year ended December 31, 2007 to reflect the reclassifications discussed below that occurred during the third quarter ended September 30, 2008.

During the three months ended September 30, 2007, the Company classified 18 Properties (the “Properties”), as discontinued operations in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”) and reported revenues and expenses related to the Properties as discontinued operations and classified the related assets and liabilities as assets and liabilities held for sale for all periods presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. During the three months ended September 30, 2008, the Company made a decision not to sell the Properties and, accordingly, reclassified the related assets and liabilities and revenues and expenses as continuing operations for all periods presented in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. These reclassifications have no effect on the Company’s reported net income available to common shareholders or funds from operations.

The information contained in this Current Report on Form 8-K is presented as of December 31, 2007, and other than as indicated above, has not been updated to reflect developments subsequent to this date. All other items of the Form 10-K remain unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data for the Company’s Annual Report on Form 10-K for the year ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

December 23, 2008	By:	/s/ Jack A. Cuneo
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer